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                                                                  EXHIBIT 4.2(L)


             EIGHTH AMENDMENT TO REVOLVING CREDIT AND LOAN AGREEMENT


         THIS EIGHTH AMENDMENT TO REVOLVING CREDIT AND LOAN AGREEMENT (this "Eighth Amendment to Loan Agreement" or this "Eighth Amendment") is entered into as of January 25, 1999 between NBD Bank ("NBD" or "Bank"), as lender, with offices at 611 Woodward Avenue, Detroit, Michigan 48226; Universal Standard Healthcare, Inc., formerly known as Universal Standard Medical Laboratories, Inc., a Michigan corporation ("USML"); Universal Standard Healthcare of Michigan, Inc., formerly known as Universal Standard Managed Care of Michigan, Inc., a Michigan corporation ("Michigan Managed Care"); Universal Standard Healthcare of Ohio, Inc., formerly known as Universal Standard Managed Care of Ohio, Inc., an Ohio corporation ("Ohio Managed Care"); Universal Standard Healthcare of Delaware, Inc., formerly known as Universal Standard Managed Care, Inc., a Delaware corporation ("Delaware Managed Care"); Universal Standard Healthcare of Florida, Inc. ("Florida Managed Care"); T.P.A., Inc., a Michigan corporation ("Processing"); and A/R Credit, Inc., a Michigan corporation ("AR Credit"), all of whose addresses are 26500 Northwestern Highway, Southfield, Michigan 48076.


                                    RECITALS

         This Eighth Amendment to Loan Agreement is based on the following recitals ("Recitals"), which are incorporated into and made a part of this Eighth Amendment:

                  1. USML, Delaware Managed Care, Ohio Managed Care, Michigan Managed Care, Florida Managed Care, Processing, AR Credit (each, an "Obligor" and collectively, the "Obligors"), and NBD are parties to a Revolving Credit and Loan Agreement dated April 30, 1997, as amended by a First Amendment to Revolving Credit and Loan Agreement dated September 26, 1997, by a Second Amendment to Revolving Credit and Loan Agreement dated November 30, 1997, by a Third Amendment to Revolving Credit and Loan Agreement dated February 2, 1998, by a Fourth Amendment to Revolving Credit and Loan Agreement dated March 12, 1998, by a Fifth Amendment to Revolving Credit and Loan Agreement dated June 5, 1998, by a letter agreement dated July 21, 1998, by a Sixth Amendment to Revolving Credit and Loan Agreement dated August 3, 1998, by a letter agreement dated October 8, 1998, and by a Seventh Amendment to Revolving Credit and Loan Agreement dated January 4, 1999 (as amended, and as may be further amended or restated from time to time, the "Loan Agreement"). In addition to the Loan Agreement, Bank and Obligors are parties to various other loan and security documents and guaranties more particularly described in or executed in connection with the Loan Agreement (which are defined as the "Loan Documents" in the Loan Agreement). Capitalized terms used but not defined in this Eighth Amendment have the same meanings given to those terms in the Loan Documents.


                  2. Simultaneously with the execution of the Sixth Amendment USML entered into the Labcorp Transaction.

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                  3. Timothy D. Hanchett ("Mr. Hanchett") of NBD's Managed Asset
         Group was recently introduced to the Obligors as the new account officer on Obligors' account because of NBD's concerns, among others, about Obligors' cash flow issues and the overdrafts on Obligors' accounts. Mr. Hanchett's involvement is to evaluate the Obligors' controls, performance, direction, and NBD's continued involvement. In order to achieve that purpose, it is necessary that we conduct certain investigations and review certain financial data regarding the Obligors

                  4. At a meeting on January 20, 1999, NBD and the Obligors met to discuss the situation. At this meeting Obligors advised that they would promptly hire a financial consultant reasonably acceptable to NBD (the "Obligors' Consultant") to assist the Obligors with their cash flow issues.

                  5. Obligors have requested and, subject to the terms hereof, Bank has agreed to amend the Loan Agreement as set forth in this Eighth Amendment.


                                    AGREEMENT

         Based on the foregoing Recitals (which are incorporated herein as representations, warranties, acknowledgments and agreements of the parties, as the case may be) and for other good and valuable consideration, the receipt and adequacy of which is mutually acknowledged by the parties hereto, Obligors and Bank agree as follows:

         A. The Obligors acknowledge and agree that on January 22, 1999 there was $4,999,107.32 in principal owing by Obligors to NBD under the Loan Documents as follows:

                       1.   $983,000 owing under the Line of Credit Note,

                       2.   $621,764 owing under the Lease Transactions,

                       3. $2,378,000 in contingent indebtedness owing under the letters of credit issued under
                            Section 2.3 of the Loan Agreement, and

                       4. $1,016,343.32 in contingent indebtedness owing under the Litigation Letter of Credit,

         plus accrued but unpaid interest, costs and expenses (including attorneys' fees and consultant fees) called for by the Loan Documents (all such obligations together with all other principal and interest due or becoming due to NBD), together with the payment of all other sums, indebtedness and liabilities of any and every kind now or hereafter owing and to become due from the Obligors to NBD, however created, however incurred,


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         evidenced, acquired or arising, and whether direct or indirect, primary, secondary, fixed or contingent, matured or unmatured, joint, several, or joint and several, and whether for principal, interest, reimbursement obligations, indemnity obligations, obligations under guaranty agreements, fees, costs, expenses, or otherwise, all of the Obligors' obligations under this Eighth Amendment, together with all other present and future obligations of the Obligors to NBD, including the "Obligations" as defined in the Loan Agreement, are referred to collectively as the "Obligations". The Obligors acknowledge and agree that the Obligations and all other obligations of Obligors to NBD are owing to NBD without setoff, recoupment, defense or counterclaim, in law or in equity, of any nature or kind.

                  B. The Obligors' Consultant must prepare and deliver a preliminary oral report to NBD by January 29, 1999. Obligors agree that they alone are responsible for the cost of the retention and use of the Obligors' Consultant.

                  C. Honigman Miller Schwartz and Cohn, may engage a consultant ("NBD's Consultant") to, among other things, assist in reviewing certain financial data regarding the Obligors, including Obligors' cash flow shortfalls, and the Obligors agree to cooperate fully with NBD's Consultant and NBD. Obligors must reimburse NBD or its agents for all reasonable costs and fees related to the retention and use of NBD's Consultant.

                  D. At the close of business on January 22, 1998 the Obligors had a $452,531.33 overdraft on their accounts at NBD. At the close of business on January 25, 1999, $409,626 of deposits in the Deposit Account were used to pay down the overdraft. The Obligors acknowledge that, notwithstanding that NBD has honored overdrafts in the past, effective on the close of business on January 25, 1999, neither NBD nor any of its affiliates will under any circumstances honor any checks or other items presented to NBD or such affiliates for payment for which there are insufficient available funds in the Obligors' accounts and NBD or such affiliates, as the case may be, will return any such items so presented.

                  E. It is anticipated that negotiations will ensue over the coming weeks among NBD and the Obligors to address the cash flow issues and other issues under the Loan Documents, the basis for going forward with the relationship and the various alternatives available to the Obligors and NBD. Without any obligation to do so, we each plan to discuss these matters in a manner consistent with each of our respective mutual interests. NBD and the Obligors each retain the right, in their sole discretion, to terminate these discussions at any time, with or without cause.

                  F. During the course of our discussions, we may touch upon and possibly reach a preliminary understanding on one or more issues prior to concluding our negotiations. Notwithstanding this fact, the Obligors and NBD agree that no party will be bound by any such agreement on such individual issues unless and until an agreement

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         is reached which is reduced to writing and signed by the Obligors and
         NBD.

                  G. The Obligors agree that they will pay the costs and expenses, including attorneys' fees, incurred by NBD arising from or relating in any way to the Loan Documents, this Eighth Amendment or any subsequent negotiations, agreements and disputes. Furthermore, all such fees, costs and expenses referred to in this paragraph shall constitute a part of each Obligor's obligations owing to NBD and shall be secured by all collateral security granted to NBD by any one or more of the Obligors.

                  H. If customers, buyers, investors, potential alternative financing sources or other parties ask NBD about the current lending relationship between NBD and the Obligors, the Obligors agree that NBD may refer such inquiries to the Obligors.

                  I. As you know, the discussions and negotiations involve both business and legal issues. We strongly encourage you to continue the retention of, and consultation with, legal counsel with respect to such discussions, the execution of any agreements or any other matter relating to the business relationship among NBD and the Obligors.

                  J. Neither the discussions nor anything contained in this Eighth Amendment shall be deemed to constitute a waiver of or shall waive any defaults that may exist as of the date hereof or any other defaults which may arise after the date hereof or any of NBD's rights or remedies provided in its agreements with the Obligors, including, without limitation, all such rights and remedies under the Loan Documents (including, but not limited to any guaranties or subordination agreements) or the rights and remedies provided by law. All such rights and remedies are preserved and remain in full force and effect. Without limiting the generality of the foregoing, NBD explicitly reserves its right to enforce its rights and remedies under the Loan Documents and applicable law in connection with any defaults at any time without further notice. Furthermore, to the extent NBD makes discretionary advances, such advances shall not create a right or expectation that further or additional advances will be made or that other financial accommodations will be forthcoming.

                  K. By January 29, 1999, NBD and the Obligors agree to meet to discuss and attempt to agree on amending and setting financial covenants through the latest maturity date of any of the Loans. If for any reason NBD and the Obligors are unable to agree on the amended and reset financial covenants by January 29, 1999, then such event constitutes an Event of Default under all of the Loan Documents for which there is no cure period. The foregoing provision amends any prior provisions in the Loan Documents dealing with this issue, and waives any Event of Default created by the failure to agree on amended and reset financial covenants by January 15, 1999.

                  L. From and after the date of this Eighth Amendment, references in the Loan


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         Documents (i) to the "Loan Agreement" are to be treated as referring to the Loan Agreement as amended by this Eighth Amendment; and (ii) to "obligations" and "Obligations" are to be treated as referring to all indebtedness and obligations referred to in this Eighth Amendment.

                  M. Prior to or simultaneously with execution and delivery of this Eighth Amendment, Obligors must cause to be executed and delivered to Bank such financing statements, resolutions and other agreements that Bank may require to effectuate the transactions contemplated by this Eighth Amendment. Obligors must pay all costs and expenses (including attorneys' fees) incurred by Bank in connection with this Eighth Amendment.

                  N. Obligors expressly acknowledge and agree that all collateral security and security interests, liens, pledges, guaranties, and mortgages heretofore or hereafter granted Bank including, without limitation, such collateral, security interests, liens, pledges, and mortgages granted under the Loan Documents, extend to and cover all of each Obligor's Obligations to Bank, now existing or hereafter arising including, without limitation, those arising in connection with this Eighth Amendment and under all guaranty agreements now or in the future given by one or more of the Obligors in Bank's favor, upon the terms set forth in such agreements, all of which security interests, liens, pledges, and mortgages are ratified, reaffirmed, confirmed and approved.

                  O. Obligors represent and warrant to NBD that:

                     (1) The execution, delivery and performance of this
                  Eighth Amendment by the Obligors and all agreements and documents delivered by Obligors in connection with this Eighth Amendment have been duly authorized by all necessary corporate or other organizational action and does not and will not require any consent or approval of its stockholders or members, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or of its articles of incorporation, articles of organization, or bylaws, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Obligor is a party or by which it or its properties may be bound or affected.

                     (2) No authorization, consent, approval, license,
                  exemption of or filing a registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by Obligors of this Eighth Amendment and all agreements and documents delivered in connection with this Eighth Amendment.


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                     (3) This Eighth Amendment and all agreements and
                  documents delivered by Obligors in connection with this Eighth Amendment are the legal, valid and binding obligations of Obligors enforceable against each of them in accordance with the terms thereof.

                  P. The terms and provisions of this Eighth Amendment amend, add to and constitute a part of the Loan Agreement. Except as expressly modified and amended by the terms of this Eighth Amendment, all of the other terms and conditions of the Loan Agreement and the other Loan Documents (including all guaranties, which, without limitation, extend to and cover the Obligations arising in connection with the Lease Transactions and the Lease Documents) remain in full force and effect and are hereby ratified, reaffirmed, confirmed, and approved.

                  Q. If there is an express conflict between the terms of this Eighth Amendment to Loan Agreement and the terms of the Loan Agreement or the other Loan Documents, the terms of this Eighth Amendment govern and control.

                  R. This Eighth Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one instrument.

                  S. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                  T. There are no promises or inducements which have been made to any signatory hereto to cause such signatory to enter into this Eighth Amendment other than those which are set forth in this Eighth Amendment.

                  U. RELEASE. AS OF THE DATE HEREOF EACH OBLIGOR REPRESENTS AND WARRANTS THAT IT IS UNAWARE OF, AND POSSESSES, NO CLAIMS OR CAUSES OF ACTION AGAINST NBD. NOTWITHSTANDING THIS REPRESENTATION AND AS FURTHER CONSIDERATION FOR THE AGREEMENTS AND UNDERSTANDINGS HEREIN, EACH OBLIGOR INDIVIDUALLY, JOINTLY, SEVERALLY, AND JOINTLY AND SEVERALLY, EACH OF THEIR EMPLOYEES, AGENTS, EXECUTORS (TO THE EXTENT PERMITTED BY APPLICABLE LAW WITH RESPECT TO EMPLOYEES, AGENTS, AND EXECUTORS), SUCCESSORS AND ASSIGNS HEREBY RELEASE NBD, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AFFILIATES, SUBSIDIARIES,



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         SUCCESSORS AND ASSIGNS FROM ANY LIABILITY, CLAIM, RIGHT OR CAUSE OF
         ACTION WHICH NOW EXISTS, OR HEREAFTER ARISES, WHETHER KNOWN OR UNKNOWN, ARISING FROM OR IN ANY WAY RELATED TO FACTS IN EXISTENCE AS OF THE DATE HEREOF. BY WAY OF EXAMPLE AND NOT LIMITATION, THE FORGOING INCLUDES ANY CLAIMS IN ANY WAY RELATED TO ACTIONS TAKEN OR OMITTED TO BE TAKEN BY NBD UNDER THE LOAN DOCUMENTS, AND THE BUSINESS RELATIONSHIP WITH NBD.

                  V. WAIVER OF JURY TRIAL AND ACKNOWLEDGMENT. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. NBD AND OBLIGORS EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENTS BETWEEN ANY OF THE PARTIES. NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.


NBD BANK


By: /s/ Timothy D. Hanchett
   -------------------------------------------------
         Timothy D. Hanchett
         First Vice President


UNIVERSAL STANDARD
HEALTHCARE, INC.


By: Alan S. Ker
   -------------------------------------------------
         Alan S. Ker
         Vice President Finance and Treasurer


UNIVERSAL STANDARD HEALTHCARE
OF MICHIGAN, INC.


By: Alan S. Ker
   -------------------------------------------------
         Alan S. Ker, Treasurer


UNIVERSAL STANDARD HEALTHCARE
OF OHIO, INC.


By: Alan S. Ker
   -------------------------------------------------
         Alan S. Ker, Treasurer


UNIVERSAL STANDARD HEALTHCARE
OF DELAWARE, INC.


By: Alan S. Ker
   -------------------------------------------------
         Alan S. Ker, Treasurer


A/R CREDIT, INC.


By: Alan S. Ker
   -------------------------------------------------
         Alan S. Ker, Treasurer


UNIVERSAL STANDARD HEALTHCARE
OF FLORIDA, INC.


By: Alan S. Ker
   -------------------------------------------------
         Alan S. Ker, Treasurer